As filed with the U.S. Securities and Exchange Commission on February 9, 2000
                                                      Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE

                             SECURITIES ACT OF 1933

                                   IOMED, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Utah                                               87-0441272
-------------------------------                        -------------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                3385 West 1820 South, Salt Lake City, Utah 84104
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             1988 Stock Option Plan
                            1997 Share Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                                Robert J. Lollini
                             Chief Financial Officer
                              3385 West 1820 South
                           Salt Lake City, Utah 84104
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                  801.975.1191
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

================================== ===================== =================== ====================== ================
                                                              Proposed             Proposed
                                                              Maximum               Maximum            Amount of
       Title of Each Class             Amount to be        Offering Price          Aggregate         Registration
 of Securities to be Registered         Registered         Per Share (1)       Offering Price (1)         Fee
---------------------------------- --------------------- ------------------- ---------------------- ----------------
   Common Shares, no par value     1,598,148 shares(2)        $ 4.1875          $ 6,692,244.75        $ 1,766.75
================================== ===================== =================== ====================== ================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, and computed to Rule 457(h)(1) under the Securities Act of 1933, based on the average of the high and low prices of the Common Shares on February 4, 2000, as reported on the American Stock Exchange.

(2) Pursuant to Rule 416, there are also being registered additional Common Shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued Common Shares resulting from a subdivision of such shares, the payment of a stock dividend, or certain other capital adjustments.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or delivered to plan participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

Item 2.  Registrant Information and Employee Plan Annual Information.

         In accordance with Rule 428 under the Securities Act of 1933, the information required by this item has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents:

         (a) Our most recent Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (b) All other reports we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our most recent Annual Report;

         (c) Description of our Common Shares contained in the registration statement filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such information; and

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Our Common Shares have been registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 16-10a-841 of the Utah Revised Business Corporation Act (Utah Code ss. 16-10a-901 et seq.) (the "Utah Corporations Law") allows a Utah corporation to provide in its articles of incorporation or by shareholder resolution or in its bylaws for the elimination or limitation of personal liability of a director to the corporation or to its shareholders for monetary damages for any action or omission, as a director, except (i) liability for and financial benefit received by a director to which he was not entitled, (ii) intentional infliction of harm on the corporation or the shareholders, (iii) an unlawful distribution to shareholders in violation of Utah Corporations Law, and
(iv) intentional violation of criminal law.

         Part 9 of the Utah Corporations Law provides for discretionary and mandatory indemnification of directors in certain circumstances. Section 16-10a-902 empowers a corporation to indemnify a director, against liability if his conduct was in good faith, he reasonably believed that his conduct was not opposed to the corporation's best interest and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director under Section 16-10a-902 if the director was adjudged liable to the corporation for deriving an improper personal benefit. A director may apply to a court of competent jurisdiction to compel mandatory indemnification by the corporation and the court may also order the corporation to pay the director's reasonable expenses incurred to obtain the court ordered indemnification. All indemnification is limited to reasonable expenses only.

         Section 16-10a-903 of the Utah Corporations Law requires that, unless limited by the articles of incorporation, a corporation must indemnify a director who was successful in the defense of any proceeding, claim, issue or matter in a proceeding, to which he was a party because he is or was a director. Such indemnification is limited to reasonable expenses incurred and limited to the extent of his success in the proceeding or claim.

         Under Section 16-10a-904 of the Utah Corporations Law a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct, provides a written undertaking personally binding him to pay the advance if it is ultimately determined that he did not meet the standard of conduct, and a determination is made that the facts then known to those making a determination would not preclude indemnification. The director's undertaking need not be secured and may be accepted without reference to financial ability to make repayment.

         Section 16-10a-906 of the Utah Corporations Law prohibits a corporation from making any discretionary indemnification, payment or reimbursement of expenses in advance of a determination of a director's liability unless a determination has been made that the director has met the applicable standard of conduct. Such determination must be made as follows: (1) by a majority vote of a quorum of the board of directors who are not parties to the proceeding; (2) if a quorum cannot be obtained as contemplated by (1), above, by a majority vote of a committee of two or more members of the board of directors who are not parties to the proceeding and are designated by the board of directors; (3) by special legal counsel selected by a quorum of the board of directors or its committee composed of persons determined in the manner prescribed in (1) or (2), above, or if a disinterested quorum of the board of directors or committee is not possible, then selected by a majority vote of the full board of directors, or
(4) by a majority of the shareholders entitled to vote by person or proxy at a meeting.

         Section 16-10a-907 of the Utah Corporations Law entitles an officer of the corporation to both the mandatory and discretionary indemnification and discretionary payment or reimbursement of reasonable expenses on the same basis allowed for directors under the Utah Corporations Law, unless prohibited by a corporation's articles of incorporation.

         Our Articles of Incorporation limit the personal liability of directors and officers for monetary damages to the maximum extent permitted by the Utah Corporations Law. Our Articles of Incorporation also provide that we will indemnify our directors and officers against any damages arising from their actions as agents of ours, and that we may similarly indemnify our other employees and agents. We are also empowered under our Articles of Incorporation to enter into indemnification agreements with our directors and officers.

         Our Bylaws provide that, to the full extent permitted by the our Articles of Incorporation and the Utah Corporation Law, we will indemnify (and advance expenses to) our officers, directors and employees in connection with any action, suit or proceeding (civil or criminal) to which those persons are made party by reason of their being a director, officer or employee). Any such indemnification will be in addition to the advancement of expenses.

         The terms of our Stock Option Plan and Share Incentive Plan provide that, to the fullest extent permitted by our Articles of Incorporation and Bylaws and by the Utah Corporation Law, no member of the committee which administers the plan will be liable for any action or omission taken with respect to the plan or any options issued thereunder. The Plans also provide that no member of our Board of Directors will be liable for any action or determination made in good faith with respect to the Plans or any option granted thereunder. There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on February 9, 2000.

                                        IOMED, Inc.

                                        By: /s/ James R. Weersin
                                           -------------------------------------
                                           James R. Weersing
                                           President and Chief Executive Officer


                                        By: /s/ Robert J. Lollini
                                           -------------------------------------
                                           Robert J. Lollini
                                           Vice President, Finance and Chief
                                           Financial Officer


                               POWE6R OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Lollini and Timothy Miller, and each of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                            Date
---------                           -----                            -----
/s/ James R. Weersing      President and Chief Executive        February 9, 2000
---------------------      Officer
James R. Weersing          (Principal Executive Officer)

/s/ Robert J. Lollini      Vice President and Chief Financial   February 9, 2000
----------------------     Officer
Robert J. Lollini          (Principal Financial Officer)

/s/ John W. Fara           Director                             February 9, 2000
---------------------
John W. Fara, Ph.D.

/s/ Peter J. Wardle        Director, Chairman                   February 9, 2000
----------------------
Peter J. Wardle

/s/ Steven P. Sidwell      Director                             February 9, 2000
----------------------
Steven P. Sidwell

/s/ Warren Wood            Director                             February 9, 2000
----------------------
Warren Wood

/s/ Michael T. Sember      Director                             February 9, 2000
----------------------
Michael T. Sember

                                  EXHIBIT INDEX

Exhibit Number            Description
-------------             -----------
4.1                       1988 Stock Option Plan
4.2                       1997 Share Incentive Plan
4.3                       1988 Plan Form of Employee Qualified Grant
4.4                       1988 Plan Form of Employee Non-Qualified Grant
4.5                       1997 Plan Form of Grant
5.1                       Opinion of Parsons Behle & Latimer
15.1                      Inapplicable
23.1                      See Exhibit 5.1
23.2                      Consent of Ernst & Young LLP
24.1                      Power of Attorney (see signature page)
99.1                      Inapplicable